EXHIBIT 31.4

CERTIFICATION

I, Kevin McIntosh, certify that:

1. I have reviewed this Amendment No. 1 on Form 10-KSB/A of Venture Catalyst Incorporated; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

By:	/s/ KEVIN MCINTOSH

Kevin McIntosh Senior Vice President, Chief Financial Officer, Secretary and Treasurer

Dated: October 21, 2003